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                                   EX-10.4

                        AMENDMENT TO PURCHASE AGREEMENT

AGREEMENT made this 12th day of November, 1996 by and among the Bark Water Co. Ltd., a corporation existing under the laws of the State of New York, maintaining offices at 28 Garfield Avenue, Bayshore, New York, (hereinafter referred to as "Bark Water" and/or "Seller"), and Kenneth Gelber, residing at 67-66 108th Street, Forest Hills, New York 11325, (hereinafter referred to as ("Gelber"), and Puro Water Group, Inc., formerly known as Puro Corporation of America, a Delaware Corporation, maintaining offices at 56-45 58th Street, Maspeth, New York (referred to as "Puro" and/or "Purchaser").

                                   WITNESSETH

     WHEREAS, the parties have executed that certain Purchase Agreement ("the "Agreement") dated January 30, 1995;

     WHEREAS, the parties wish to amend a provision of the Agreement

     NOW THEREFORE, for Ten Dollars ($10.00) and other good and valuable consideration, the parties hereto do hereby agree as follows:

     1)   Paragraph 2(d) is hereby amended and restated as follows:

          If Puro shall be in the process of preparing a Public Stock Offering, the Sellers and the Sellers only shall have the option to convert the balance of the principal due and owing on the notes contained in subdivisions (b) and (c) above for the purchase from the company of common stock at a purchase price equal to the offering price less any underwriters' commissions. The right of conversion shall belong only to the Sellers herein and may not be transferred, assigned or given to any other person or entity. If the initial public offering occurs before December 31, 1995, the adjustment up or down mentioned in paragraph "c" above will be determined by year to date change prorated to the twelve-month period.

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     2)   All other terms and provisions of the Agreement shall remain unchanged and in full force and effect.


                                Bark Water Co. Ltd.

                                by /s/ Kenneth Gelber, Pres.

                                /s/ Kenneth Gelber
                                --------------------------------
                                Kenneth Gelber


                                Puro Corporation of America


                                by /s/ Scott Levy, Pres.